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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-93933, 333-111037, 333-105425, and 333-105424 on Form S-8 and Registration
Statement Number 333-107352 on Form S-3 of Civitas BankGroup, Inc. of our report dated April 26, 2005 with respect to Civitas BankGroup, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in this Amended Annual Report on Form 10-K of Civitas BankGroup, Inc. for the year ended December 31, 2004.


                                     /s/ Crowe Chizek and Company LLC

Brentwood, Tennessee
April 29, 2005